FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) dated as of May 9, 2011 to the Credit Agreement referenced below is among TENNESSEE VALLEY AUTHORITY, a wholly owned corporate agency and instrumentality of the United States of America (the “Borrower”), the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to the Spring Maturity Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of July 22, 2010, among the Borrower, the Lenders identified therein and the Administrative Agent, the Lenders agreed to make extensions of credit to the Borrower; and

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement and the Lenders have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.           Amendments.

2.1           The following sentence is added as a recital immediately following the second paragraph of the Credit Agreement:

To the extent that any Credit Extension (as defined below) constitutes bonds, notes or other evidences of indebtedness for purposes of the TVA Act (defined below) then such Credit Extension is issued pursuant to Section 15d of the TVA Act.

2.2           In Section 1.01 the definitions of “Auto-Extension Letter of Credit”, “Fall Maturity Credit Agreement”, “Fall Maturity Letter of Credit”, “L/C Exposure”, “Letter of Credit Transfer Notice”, “Non-Extension Notice Date” and “Pricing Increase Condition” are deleted.

2.3           The definition of “Change in Law” in Section 1.01 is amended to read as follows:

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any guideline or directive by any Governmental Authority; provided, however, for purposes of this Agreement, the Dodd Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines and directives in connection therewith are deemed to have gone into effect and adopted after the date of this Agreement.

2.4           In the definition of “Excluded Taxes” in Section 1.01 the “and” immediately preceding clause (d) is deleted and the following is added immediately after clause (d):

and (e) any Taxes imposed on any “withholdable payment” payable to such recipient as a result of the failure of such recipient to satisfy the applicable requirements as set forth in Foreign Account Tax Compliance Act after December 31, 2012.

2.5           The definition of “Letter of Credit Expiration Date” is added to Section 1.01 to read as follows:

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Maturity Date then in effect.

2.6           The definition of “Maturity Date” in Section 1.01 is amended to read as follows:

“Maturity Date” means May 11, 2014 or, if extended pursuant to Section 2.15, May 11, 2015; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

2.7           The reference to “Maturity Date” in each of Section 2.03(i), Section 2.03(j)(i) and Section 2.13(a) is amended to read “Letter of Credit Expiration Date”.

2.8           In the definition of “Request for Credit Extension” in Section 1.01 the phrase “or a Letter of Credit Transfer Notice, as applicable” is deleted.

2.9           In Section 2.03(a)(i) the reference to “Availability Period” is amended to read “period from the Closing Date until the Letter of Credit Expiration Date”.

2.10           Section 2.03(a)(ii) is amended to read as follows:

(ii)           The L/C Issuer shall not issue any Letter of Credit if:

(A)           the expiry date of such requested Letter of Credit would occur more than 364 days after the date of issuance or last extension; or

(B)           the expiry date of such Letter of Credit would occur after the Letter of Credit Expiration Date, unless the Required Lenders have approved such expiry date.

2.11           Section 2.03(b)(iii) is deleted in its entirety and replaced with “[Reserved]”.

2.12           Section 2.03(l) is deleted in its entirety.

2.13           Section 2.06 is amended to read as follows:

2.06           Repayment of Loans.

(a)           The Borrower shall repay to the Administrative Agent, for the account of the Lenders, the principal amount of each Loan outstanding on the earlier to occur of (i) the date 364 days after such Loan is made and (ii) the Maturity Date.

(b)           The Borrower shall repay to the Administrative Agent, for the account of the Lenders, the principal amount of each outstanding Loan deemed made pursuant to Section 2.03(c) and each outstanding L/C Borrowing on the earlier to occur of (i) the date 364 days after such Letter of Credit is issued and (ii) the Maturity Date.

2.14           A new Section 2.15 is added to read as follows:

2.15           Extension of Maturity Date.

The Borrower may, by notice to the Administrative Agent and the Lenders at any time after the first anniversary of the effective date of the First Amendment to this Agreement, extend the Maturity Date to May 11, 2015, provided that on the date of such notice (a) the representations and warranties of the Borrower contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (b) no Default shall exist on such date, (c) the Borrower shall have delivered to the Administrative Agent resolutions of the board of directors of the Borrower authorizing such extension which resolutions shall be certified by the secretary or an assistant secretary of the Borrower as being in full force and effect as of the date of such extension and (d) the Borrower shall have paid to the Administrative Agent, for the account of each Lender (including Bank of America), a fee of 2.5 basis points (0.025%) of the amount of the Commitment of such Lender on such date.

2.15           Section 4.02(d) is amended to read as set forth below:

(d)           In the case of a L/C Credit Extension the Administrative Agent and the L/C Issuer shall have received a Letter of Credit Application in accordance with the requirements hereof.

2.16           In Section 4.02 a new clause (f) is added to read as follows:

(f)           The Borrower shall have delivered, and the Administrative Agent shall have approved (such approval not to be unreasonably withheld or delayed), evidence that the requirements of Section 15d of the TVA Act are satisfied.

2.17           In Section 9.09 the phrase “or any other judicial proceeding” is deleted.

2.18           Schedule 1.01 is amended to read as set forth on Schedule 1.01 attached hereto.

3.           Conditions Precedent.  This Amendment shall become effective as of the date set forth above upon satisfaction of each of the following conditions precedent:

(a)           Execution of Amendment.  Receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower and the Lenders;

(b)           Opinion of Counsel.  Receipt by the Administrative Agent of an opinion of legal counsel to the Borrower, addressed to the Administrative Agent and each Lender, dated as of the date hereof, and in form and substance satisfactory to the Administrative Agent.

(c)           No Material Adverse Effect.  There shall not have occurred since September 30, 2009 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

(d)           Resolutions, Etc.  Receipt by the Administrative Agent of such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment.

(e)           Closing Certificate.  Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Section 3(c) of this Amendment and Sections 4.02(a) and (b) of the Credit Agreement have been satisfied as of the date hereof.

(f)           Fees.  The Borrower shall have paid to the Administrative Agent, for the account of each Lender (including Bank of America), a fee (the “Upfront Fee”) of 7.5 basis points (0.075%) of the amount of the Commitment of such Lender.

4.           No Other Changes.  Except as expressly modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

5.           Amendment is a “Loan Document”.  This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

6.           Reaffirmation of Representations and Warranties.  The Borrower represents and warrants that after giving effect to this Amendment each representation and warranty of the Borrower contained in any Loan Document is true and correct in all material respects as of the date hereof, except to the extent that such representation and warranty specifically refers to an earlier date, in which case such representation and warranty is true and correct as of such earlier date.

7.           Counterparts; Delivery.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

8.           Governing Law.  Except for those sections that specifically reference a federal statute or regulation, this Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Tennessee. The foregoing notwithstanding, to the extent the following defenses would be available to the Borrower under federal law, then such defenses shall be available to the Borrower in connection with this Amendment: (i) non-liability for punitive damages, (ii) exemption from anti-trust laws, (iii) the Borrower cannot be contractually bound by representation of an employee made without actual authority, (iv) presumption that government officials have acted in good faith and (v) limitation on the application of the doctrine of equitable estoppel to the government.  For the avoidance of doubt, the Credit Agreement, as amended by this Amendment, shall continue to be governed by Section 10.15 Governing Law; Jurisdiction; Etc. and not by Section 7, Governing Law, of this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to Spring Maturity Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	TENNESSEE VALLEY AUTHORITY

By: /s/ John M. Hoskins
Name: John M. Hoskins
Title: Senior Vice President and Treasurer

[SIGNATURE PAGES FOLLOW]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Anne M. Zeschke
Name: Anne M. Zeschke
Title: Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By: /s/ John M. Hall
Name: John M. Hall
Title: Senior Vice President

MORGAN STANLEY BANK, N.A.

By: /s/ Sherrese Clarke
Name: Sherrese Clarke
Title: Authorized Signatory

TORONTO DOMINION (NEW YORK) LLC
By: /s/ Debbi L. Brito
Name: Debbi L. Brito
Title: Authorized Signatory

THE BANK OF NEW YORK MELLON

By: /s/ Mark W. Rogers
Name: Mark W. Rogers
Title: Vice President

FIRST TENNESSEE BANK, N.A.

By: /s/ Tiffany E. Gardner
Name: Tiffany E. Gardner
Title: Senior Vice President

Schedule 1.01

PRICING GRID

Pricing Tier	S&P Debt Rating	Moody’s Debt Rating	LIBOR Rate Loans	Base Rate Loans	Commitment Fee	Letter of Credit Fee

1	AAA	Aaa	0.270%	0.270%	0.125%	0.300%
2	AAA but on CreditWatch	Aaa but on Watchlist	0.350%	0.350%	0.175%	0.375%
3	AA+	Aa1	0.500%	0.500%	0.270%	0.525%
4	AA	Aa2	0.500%	0.500%	0.270%	0.525%
5	AA-	Aa3	0.600%	0.600%	0.300%	0.625%

Notwithstanding the foregoing, at any time that either the Moody’s Debt Rating is lower than Aa3 or the S&P Debt Rating is lower than AA-, the Applicable Rate shall be increased to (a) with respect to the LIBOR Rate Loans and the Letter of Credit Fee, three percent (3.00%), (b) with respect to Base Rate Loans, three percent (3.00%) and (c) with respect to the Commitment Fee, three-fourths of one percent (0.75%).